Exhibit 99.1

Professional Diversity Network Announces
Third Quarter 2016 Financial Results

CHICAGO, November 14, 2016 – Professional Diversity Network, Inc. (“PDN” or “the Company”) (NASDAQ:IPDN), announced its results for the Third Quarter of 2016, ending on September 30, 2016.

Q3 2016 Highlights

•	Net loss decreased to approximately $1.3 million from approximately $31.8 million in the quarter ended September 30, 2015; adjusted EBITDA deficit shrank to $342,000 from $1,042,000 in the quarter ended September 30, 2015

•	Increased registered users by 399,000 from 8,552,000 to over 8,951,000

•	Created significant new partnerships, including with Abercrombie & Fitch and Sun Life Financial, while renewing partnerships with Novartis, NY Life and others

James Kirsch, the Company’s Co-Chairman, noted that “from top down, every employee has contributed to our improved financial results, which are being felt in each of the Company’s three divisions.”  He continued, “We are particularly pleased with these results when coupled with our recent transaction with Cosmic Forward Limited, which, we believe, positions the Company to expand its business both in the United States and abroad.”

Q3 2016 Financial Summary

Revenue in the third quarter of 2016 was $6.4 million, down 31% from $9.2 million in the comparable year-ago quarter. The corresponding gross margins were 88% and 84% in the third quarters of 2016 and 2015, respectively. The net losses in the third quarter of 2016 and 2015 were $1.3 million and $31.8 million, respectively, including non-cash goodwill impairment charges that were recognized in the third quarter of 2015. The adjusted EBITDA deficit shrank from $1.0 million in Q3 2015 to $342,000 in Q3 2016, reflecting cost-cutting measures undertaken by the Company.

About Professional Diversity Network, Inc.

The Professional Diversity Network platform provides employers that value diversity with access to diverse talent to meet their hiring needs. Professional Diversity Network owns and operates professional networking communities including: www.iHispano.com for Hispanic professionals, www.BlackCareerNetwork.com for African-American professionals, www.WomensCareerChannel.com for professional women, www.Military2Career.com for Veterans, http://www.ProAble.net for professionals with disabilities, www.OutProNet.com for professionals in the LGBT community, and www.AsianCareerNetwork.com for Asian-American professionals.  In addition, the Company operates the National Association of Professional Women, at www.napw.com, the country’s largest networking organization dedicated to professional women.  For more information, visit: www.prodivnet.com.

Forward Looking Statements

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions.  Forward-looking statements can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words, and include, without limitation, statements regarding future expansion of the Company’s business in the U.S. and abroad. Forward-looking statements involve risks and uncertainties and our actual results may differ materially from those stated or implied in such forward-looking statements. Factors that could contribute to such differences include, but are not limited to, our potential failure to realize the benefits from the transaction with Cosmic Forward Limited and the risk factors disclosed in our Annual Report on Form 10-K filed on March 30, 2016, as amended, our Quarterly Report on Form 10-Q filed on August 15, 2016, our Quarterly Report on Form 10-Q filed on November 14, 2016 and any subsequent filings made by us with the SEC.  We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K filed on March 30, 2016, as amended, the Form 10-Q filed on August 15, 2016 and the Form 10-Q filed on November 14, 2016 together with this press release, are available on our website, www.prodivnet.com. Please click on "Investor Relations."

Professional Diversity Network, Inc.
Condensed Consolidated Statements of Comprehensive Loss

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)	(Revised)	(Unaudited)	(Revised)
Revenues
Membership fees and related services	$3,748,334	$5,652,873	$13,047,652	$18,885,308
Lead generation	1,554,370	2,334,276	4,489,919	7,853,402
Recruitment services	954,887	830,250	2,295,556	2,432,951
Product sales and other	52,857	330,769	544,440	631,198
Consumer advertising and marketing solutions	49,719	73,011	176,771	209,097
Total revenues	6,360,167	9,221,179	20,554,338	30,011,956

Costs and expenses:
Cost of revenues	745,159	1,464,214	2,433,550	4,647,520
Sales and marketing	3,064,454	5,132,077	10,314,145	17,226,640
General and administrative	3,010,862	3,748,138	9,428,493	11,593,955
Impairment expense	-	26,744,249	-	26,744,249
Depreciation and amortization	819,894	925,684	2,498,136	2,730,880
Loss on sale of property and equipment	-	32,649	-	32,649
Total costs and expenses	7,640,369	38,047,011	24,674,324	62,975,893

Loss from operations	(1,280,202)	(28,825,832)	(4,119,986)	(32,963,937)

Other (expense) income
Interest expense	(215,781)	(9,229)	(216,948)	(84,339)
Interest and other income	150	2,382	801	25,566
Other income (expense), net	(215,631)	(6,847)	(216,147)	(58,773)

Change in fair value of warrant liability	(401,000)	2,224	(401,000)	93,784

Loss before income tax benefit	(1,896,833)	(28,830,455)	(4,737,133)	(32,928,926)
Income tax expense (benefit)	(623,699)	2,976,217	(1,218,092)	1,509,395
Net loss	$(1,273,134)	$(31,806,672)	$(3,519,041)	$(34,438,321)

Net loss per common share, basic and diluted	$(0.70)	$(17.59)	$(1.94)	$(20.05)

per common share: Weighted average shares used in computing net loss
Basic and diluted	1,809,676	1,808,099	1,809,676	1,717,816

Professional Diversity Network, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2016	2015
	(Unaudited)	(Revised)
Current Assets:
Cash and cash equivalents	$515,963	$2,070,693
Accounts receivable, net	1,839,474	2,510,530
Short-term investments	-	500,000
Incremental direct costs	547,616	1,023,916
Prepaid license fee	-	112,500
Prepaid expenses and other current assets	229,689	411,592
Total current assets	3,132,742	6,629,231

Property and equipment, net	313,622	444,398
Capitalized technology, net	240,463	456,523
Goodwill	20,201,190	20,201,190
Intangible assets, net	9,900,539	12,051,839
Merchant reserve	1,426,927	1,260,849
Security deposits	189,375	383,786
Other assets	1,049,026	-
Total assets	$36,453,884	$41,427,816

Current Liabilities:
Accounts payable	$5,359,151	$4,465,941
Accrued expenses	1,519,491	837,712
Deferred revenue	6,406,542	9,966,893
Customer deposits	-	112,500
Promissory note	445,000	445,000
Total current liabilities	13,730,184	15,828,046

Deferred tax liability	3,724,816	4,942,908
Line of credit – Master Credit Facility, net of unamortized debt issuance costs	827,679	-
Deferred rent	55,434	45,155
Other liabilities	47,367	426,267
Total liabilities	18,385,480	21,242,376

Commitments and contingencies

Stockholders' Equity
Common stock, $0.01 par value; 45,000,000 shares authorized; 1,815,232 shares issued as of September 30, 2016 and December 31, 2015; and 1,808,628 shares outstanding as of September 30, 2016 and December 31, 2015	18,097	18,097
Additional paid in capital	64,956,199	63,554,194
Accumulated deficit	(46,868,775)	(43,349,734)
Treasury stock, at cost; 1,048 shares at September 30, 2016 and December 31, 2015	(37,117)	(37,117)
Total stockholders' equity	18,068,404	20,185,440

Total liabilities and stockholders' equity	$36,453,884	$41,427,816

Non-GAAP Financial Measures

In this news release, PDN makes reference to “Adjusted EBITDA,” a measure of financial performance not calculated in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management has included Adjusted EBITDA because it believes that investors may find it useful to review PDN’s financial results as adjusted to exclude items as determined by management.  Reconciliations of this non-GAAP financial measure to the most directly comparable GAAP financial measure, net loss, to the extent available without unreasonable effort, are set forth below.

Management believes Adjusted EBITDA provides a meaningful representation of PDN’s operating performance and provides useful information to investors regarding our financial condition and results of operations. Adjusted EBITDA is commonly used by financial analysts and others to measure operating performance. Furthermore, management believes that this non-GAAP financial measure may provide investors with additional meaningful comparisons between current results and results of prior periods as they are expected to be reflective of our core ongoing business. However, while we consider Adjusted EBITDA to be an important measure of operating performance, Adjusted EBITDA and other non-GAAP financial measures have limitations, and investors should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP.  Further, Adjusted EBITDA, as PDN defines it, may not be comparable to Adjusted EBITDA, or similarly titled measures, as defined by other companies.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The following table reconciles net income (loss) to Adjusted EBITDA, which is a non-GAAP financial measure:

(Amounts in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Net loss	$(1,273)	$(31,807)	$(3,519)	$(34,438)
Impairment expense	-	26,744	-	26,744
Stock-based compensation expense	118	114	218	351
Depreciation and amortization	820	926	2,498	2,731
Litigation settlement	-	-	500	-
Gain on lease cancellation	-	-	(424)	-
Change in fair value of warrant liability	401	(2)	401	(94)
Interest expense	216	9	217	84
Interest and other income	-	(2)	(1)	(26)
Income tax expense (benefit)	(624)	2,976	(1,218)	1,509
Adjusted EBITDA	$(342)	$(1,042)	$(1,328)	$(3,139)

CONTACT:

David Mecklenburger, CFO
(312) 614-0944
investor@prodivnet.com